UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 2, 2016

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2016, Net Element, Inc., a Delaware corporation (the “Company”), entered into a Master Exchange Agreement, (the “Agreement”) with Crede CG III, Ltd., an exempted company incorporated under the laws of Bermuda (“Crede”). Prior to entering into the Agreement, Crede agreed to acquire three existing promissory notes that had been previously issued by the Company, of up to $3,965,000 in principal amount outstanding plus interest due to RBL Capital Group, LLC. Pursuant to the Agreement, the Company has the right, at any time prior to December 31, 2016, to request Crede, and Crede agreed upon each such request, to exchange these promissory notes in tranches on the dates when the Company instructs Crede, for such number of shares of the Company’s common stock (“Common Stock”) as determined under the Agreement based upon the lower of (A) the closing bid price of Common Stock on the date of the applicable exchange notice and (B) (x) the average of the 3 lowest daily dollar volume-weighted average prices (VWAPs) of Common Stock during the 7 trading days immediately preceding the date of the applicable notice less (y) 12% of such average of the 3 lowest daily VWAPs of Common Stock. All such determinations will be appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction during any measuring period. Each such tranche to be $100,000 unless otherwise agreed to by the Company and Crede.

Such shares of restricted common stock of the Company are issuable to Crede under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 3(a)(9) of the Securities Act.

On May 2, 2016, the Company opted to exchange the first tranche in the aggregate amount of $281,142.47 for 978,568 shares of Common Stock based on the “exchange price” of $0.2873 per share for this first tranche.

The Agreement provides that the Company will not effect any exchange or otherwise issue any shares of Common Stock under the Agreement if, after giving effect to such exchange or other share issuance under the Agreement, Crede and its affiliates would beneficially own in excess of 9.99% of the outstanding Common Stock.

The Agreement further provides that, under no circumstances may the aggregate number shares of Common Stock issued to Crede under the Agreement at any time exceed 19.99% of the total number of shares of Common Stock outstanding or of the voting power unless the Company has obtained either (i) its stockholders' approval of the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Marketplace Rule 5635(d) or (ii) a waiver from The NASDAQ Stock Market of the Company’s compliance with Rule 5635(d).

The above description of the Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Master Exchange Agreement, dated as of May 2, 2016 between the Company and Crede CG III, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2016

NET ELEMENT, INC.

By:  /s/ Jonathan New

Name: Jonathan New

Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Exchange Agreement, dated as of May 2, 2016 between the Company and Crede CG III, Ltd.

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